EXHIBIT 99.1
Unaudited Pro Forma Condensed
Combined Financial Information

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of National Penn Bancshares, Inc. and KNBT Bancorp, Inc., after giving effect to the merger and adjustments described in the accompanying footnotes, and are intended to reflect the impact of the KNBT merger on National Penn.  The accompanying unaudited pro forma condensed combined financial statements are based upon the historical financial statements and have been developed from (a) the audited consolidated financial statements of National Penn contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and (b) the audited consolidated financial statements of KNBT for the year ended December 31, 2007 contained in this Amendment No. 1 to Form 8-K.  The unaudited pro forma condensed combined financial statements are prepared using the purchase method of accounting, with National Penn treated as the acquirer and as if the merger with KNBT had been consummated on December 31, 2007 for purposes of preparing the unaudited condensed combined balance sheet as of December 31, 2007, and on January 1, 2007 for purposes of preparing the unaudited condensed combined statement of operations for the year ended December 31, 2007.

National Penn is in the process of evaluating the third-party valuation of certain KNBT assets and liabilities, including property and equipment and intangible assets.  Given the size and timing of the KNBT merger, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized.  The primary areas of the purchase price allocation that are not finalized relate to fair values of property and equipment, intangibles, liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation.  However, as indicated in the notes to the unaudited pro forma condensed combined financial statements, National Penn has made certain adjustments to the December 31, 2007 historical book values of the assets and liabilities of KNBT to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements.  Any excess purchase price over the historical net assets of KNBT, as adjusted to reflect estimated fair values, has been recorded as goodwill.  Actual results may differ from these unaudited pro forma condensed combined financial statements once National Penn has determined the final purchase price for KNBT and has completed the valuation studies necessary to finalize the required purchase price allocations.  There can be no assurance that such finalization will not result in material changes.

    The unaudited pro forma condensed combined financial information does not include the financial information of Christiana because inclusion of those financial statements would not be materially significant to the information presented.

The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of National Penn would have been had the KNBT merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.  The unaudited pro forma condensed combined financial statements do not include the realization of potential cost savings from operating efficiencies or restructuring costs anticipated to result from the KNBT merger.  The unaudited pro forma condensed combined financial  statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of National Penn and KNBT.

 NATIONAL PENN BANCSHARES, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
DECEMBER 31, 2007
(Dollars in thousands, except share and per share data)

					Pro Forma
					Combined
(Dollars in thousands, except per share data)			Pro Forma		National Penn /
	National Penn	KNBT	Adjustments		KNBT
ASSETS
Cash and due from banks	$104,292	$57,816			$162,108
Interest bearing deposits in banks	7,228	1,358			8,586
Total cash and cash equivalents	111,520	59,174	-		170,694

Investments held to maturity	243,595	27,019	2,349	(c)	272,963
Investment securities available for sale, at fair value	1,137,426	644,404			1,781,830
Loans and leases held for sale	3,823	4,088			7,911
Loans and leases, net of allowance for loan and lease losses	3,816,533	1,848,574	(34,464)	(c)	5,630,643
Premises and equipment, net	61,214	45,986	4,470	(c)	111,670
Accrued interest receivable	26,430	10,091			36,521
Bank owned life insurance	102,407	81,858			184,265
Goodwill	261,552	109,865	(109,865)	(d)
			246,516	(d)	508,068
Core deposit and other identified intangibles, net	16,160	26,460	(26,460)	(d)
			25,265	(d)	41,425
Unconsolidated investments under the equity method	11,490	-			11,490
Other assets	32,271	32,571	5,298	(d)	70,140
Total Assets	$5,824,421	$2,890,090	$113,109		$8,827,620

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest bearing deposits	$522,716	$199,146			$721,862
Interest bearing deposits	3,423,447	1,760,711	5,007	(c)	5,189,165
Total Deposits	3,946,163	1,959,857	5,007		5,911,027
Securities sold under repurchase agreements
and federal funds purchased	484,223	205,092			689,315
Short-term borrowings	12,800	28,000			40,800
Long-term borrowings	617,183	309,660	8,702	(c)	935,545
Subordinated debt	139,997	-			139,997
Accrued interest payable and other liabilities	60,108	33,073	6,982	(a)	100,163
Total Liabilities	5,260,474	2,535,682	20,691		7,816,847
Shareholders' equity
Preferred stock, no stated par value;
authorized 1,000,000 shares, none issued	-	-			-
Common stock	491,011	330	(330)	(b)
			446,826	(a)	937,837
Additional paid-in capital	-	341,756	(341,756)	(b)	-
Retained earnings	85,242	133,980	(133,980)	(b)	85,242
Accumulated other comprehensive (loss) income	(4,281)	(4,013)	4,013	(b)	(4,281)
Treasury stock at cost	(8,025)	(117,645)	117,645	(b)	(8,025)
Total Shareholders' Equity	563,947	354,408	92,418		1,010,773
Total Liabilities and Shareholders' Equity	$5,824,421	$2,890,090	$113,109		$8,827,620

The following notes discuss the pro forma adjustments associated with the unaudited pro forma combined consolidated balance sheet of National Penn as of December 31, 2007 (Dollars in thousands, except share and per share information):

(a)   The merger will be accounted for using the purchase method of accounting in accordance with SFAS No. 141.

The merger of National Penn and KNBT is a stock for stock merger set using an exchange ratio of 1:1.03.  The purchase price for KNBT common shares was set on the date of announcement and no adjustments to that purchase price will be made for changes in National Penn stock price.  An average National Penn’s stock price for 2 days before and after the announcement of the merger was used for purposes of determining the purchase price for KNBT’s common shares.  The total purchase price was derived as follows:

KNBT common shares outstanding as of December 31, 2007	26,540,488
Exchange ratio	1.03
National Penn shares to be issued as consideration	27,336,703
Average per share stock price for National Penn shares to be issued in the merger	15.95
Purchase price for KNBT common shares	$436,020
Additional value ascribed to KNBT stock options that vest upon the merger date	10,806
Total value of the equity issued in the merger	$446,826
Estimated fees and expenses directly related to the merger (1)	6,982
Total purchase price	$453,808

(1)	Estimated fees and expenses include investment banking fees, legal fees and the additional costs to terminate the KNBT ESOP plan upon completion of the merger.

(b)	Elimination of KNBT equity balances
(c)
 SFAS No. 141 requires that the total purchase price consideration for KNBT is calculated using the fair value of the assets acquired and liabilities assumed in the merger.  These adjustments relate to the estimated fair values of the KNBT assets acquired and liabilities assumed at December 31, 2007.

(d)	The calculation of goodwill is as follows:

Total purchase price	$453,808
Equity of KNBT	(354,408)
Fair value adjustment (note (c))	41,354
KNBT historical goodwill	109,865
KNBT historical core deposit and other identifiable intangibles	26,460
Identifiable core deposit intangibles, net (2)	(25,265)
Deferred tax asset for fair values and core deposit intangibles (3)	(5,298)
Goodwill	$246,516

(2)              Estimated based core deposit balances of KNBT as of December 31, 2007, net of historical KNBT core deposit intangibles of $18.04 million.
(3)              Utilization of a 35% tax rate

NATIONAL PENN BANCSHARES, INC.
UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
FOR THE YEAR  ENDED DECEMBER 31, 2007
(Dollars in thousands, except per share data)
(Dollars in thousands, except per share data)	National Penn	KNBT	Pro Forma Adjustments		Pro Forma Combined National Penn/KNBT
INTEREST INCOME
Loans and leases, including fees	$271,032	$ 113,274	$ 10,505	(a)	$ 394,811
Investment securities
Taxable	39,435	36,456	(920)	(b)	74,971
Tax-exempt	24,753	-	-		24,753
Federal funds sold and deposits in banks	253	1,261	-		1,514
Total interest income	335,473	150,991	9,585		496,049
INTEREST EXPENSE
Deposits	123,944	57,248	(4,058)	(c)	177,134
Securities sold under repo & fed funds purchased	19,170	5,276	-		24,446
Short-term borrowings	167	-	-		167
Long-term borrowings	36,172	19,163	(2,675)	(d)	52,660
Total interest expense	179,453	81,687	(6,733)		254,407
Net interest income	156,020	69,304	16,318		241,642
Provision for loan and lease losses	7,832	2,678	-		10,510
Net interest income after provision
for loan and lease losses	148,188	66,626	16,318		231,132
NONINTEREST INCOME
Wealth management income	17,316	9,338	-		26,654
Service charges on deposit accounts	17,372	6,871	-		24,243
Bank owned life insurance income	5,579	3,497	-		9,076
Other operating income	10,211	4,056	-		14,267
Net gains (losses) on sale of investment securities	2,064	(1,622)	-		442
Mortgage banking income	2,966	460	-		3,426
Insurance commissions and fees	6,626	9,282	-		15,908
Cash management and electronic banking fees	8,662	3,810	-		12,472
Equity in undistributed net earnings of unconsolidated investments	2,402	-	-		2,402
Total noninterest income	73,198	35,692	-		108,890
NONINTEREST EXPENSES
Salaries, wages and employee benefits	84,375	45,845	-		130,220
Net premises and equipment	19,802	11,901	70	(e)	31,773
Advertising and marketing expenses	4,369	1,289	-		5,658
Amortization of intangible assets	3,033	3,851	(3,851)	(f)
			4,594	(f)	7,627
Other Expenses	27,194	18,127			45,321
Total noninterest expenses	138,773	81,013	813		220,599
Income before income taxes	82,613	21,305	15,505		119,423
Income tax expense	17,380	7,112	5,427	(g)	29,919
Net income	$65,233	$ 14,193	$ 10,078		$ 89,504

Net Income Per Common Share:
Basic net income per share	$1.32	$ 0.55			$ 1.18
Weighted average basic shares outstanding	49,344	25,847	775	(h)	75,966

Diluted net income per share	$1.31	$ 0.54			$ 1.17
Weighted average diluted shares outstanding	49,908	26,064	782	(h)	76,754

The following notes discuss the pro forma adjustments associated with the unaudited pro forma combined income statement of National Penn for the year ended December 31, 2007.

Note (a): Fair value related amortization over estimated average life of loans.

Note (b): Fair value related amortization over estimated average life of investment securities.

Note (c): Fair value related amortization over estimated average life of deposits.

Note (d): Fair value related amortization over estimated average life of long-term borrowings.

Note (e): Fair value related amortization over estimated average life of premises and equipment

Note (f): Amortization of core deposit intangible over 10 years for pro forma core deposit intangible and the reversal of historical KNBT amortization of the core deposit intangibles for the respective periods.

Note (g): Tax effects of pro forma adjustments using a 35% tax rate.

Note (h): Represents the additional weighted average shares to be issued in the merger with KNBT utilizing the exchange ratio 1:1.03.

Note (i): Pro forma adjustments for amortization of intangibles and other adjustments based on net assets acquired will be significantly different in future years from the first year presented. The pre-tax amounts, unadjusted for KNBT's historical amortization of core deposit intangibles for the respective periods, are as follows:  Year 2 - $5,647; Year 3 - $2,676; Year 4 - $332; and Year 5 - ($771)